EXHIBIT 23—CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Provident Bankshares Corporation

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 33-73162 and 33-62859) and Forms S-8 (Nos. 33-19352, 33-22552, 33-37502, 33-51462, 333-34409, 333-45651, and 333-58881) of Provident Bankshares Corporation of our report dated January 16, 2002 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
March 8, 2002